UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 8, 2005

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112
(Address of Principal Executive Offices, including zip code)

303-799-8520
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed in the periodic reports filed by Allied Motion Technologies Inc. (the “Company”), on May 10, 2004, in connection with the Company’s acquisition of Owosso Corporation, the Company repaid its existing borrowings and obtained $8.25 million of new term loans and entered into a new revolving line-of-credit agreement (the “Loan Agreements”) with PNC Bank, National Association and Silicon Valley Bank.  The Loan Agreements were subsequently amended on August 23, 2004 and November 15, 2004.  Copies of the Loan Agreements and amendments thereto are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1

Revolving Credit and Security Agreement dated May 7, 2004 between Allied Motion Technologies Inc. and certain subsidiaries of Allied Motion Technologies, PNC Bank, National Association and Silicon Valley Bank.

99.2	Term Loan and Security Agreement dated May 7, 2004 between Allied Motion Technologies Inc. and certain subsidiaries of Allied Motion Technologies and PNC Bank, National Association.

99.3	Term Loan and Security Agreement dated May 7, 2004 between Allied Motion Technologies Inc. and certain subsidiaries of Allied Motion Technologies and Silicon Valley Bank.

99.4	First Amendment to Revolving Credit and Security Agreement, Term Loan and Security Agreements, and Related Documents dated as of August 23, 2004.

99.5	Second Amendment to Revolving Credit and Security Agreement, Term Loan and Security Agreements, and Related Documents dated as of November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Chief Executive Officer
and Chief Financial Officer